Execution Version (as revised)



                       ASSET ACQUISITION AGREEMENT


                              BY AND BETWEEN

                       GLOBAL INDUSTRIES, LTD.

                                  AND

                    OCEANEERING INTERNATIONAL, INC.






                    DATED AS OF SEPTEMBER 30, 2000






                          TABLE OF CONTENTS


                             ARTICLE I
                            DEFINITIONS

1.1     Definitions                                          1

                             ARTICLE II
                          PURCHASE AND SALE

2.1     Assets being Conveyed by Oceaneering                 6
2.2     Assets being Conveyed by Global                      6
2.3	Assumption of Liabilities by Oceaneering -
         Completion of Certain Contracts                     7
2.4	Assumption of Liabilities by Global -
         Completion of Certain Contracts.                    7

                            ARTICLE III
                              CLOSING

3.1     The Closing                                          7
3.2     Documents being Delivered to Global                  8
3.3     Documents being Delivered to Oceaneering             8

                            ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF OCEANEERING

4.1     Organization                                         9
4.2     Authorizations, Execution and Consents               9
4.3     Tax Matters.                                        10
4.4     Title to Assets                                     10
4.5     Intellectual Property                               11
4.6     Contracts and Commitments                           12
4.7     Licenses and Permits                                12
4.8     Compliance with Law                                 12
4.9     Litigation                                          13
4.10    Brokers.                                            13

                             ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF GLOBAL

5.1     Organization                                        13
5.2     Authorizations, Execution and Consents              13
5.3     Tax Matters.                                        14
5.4     Title to Assets                                     14
5.5     Intellectual Property                               15
5.6     Contracts and Commitments                           16
5.7     Licenses and Permits                                16
5.8     Compliance with Law                                 16
5.9     Litigation                                          16
5.10    Brokers                                             17

                            ARTICLE VI
                             COVENANTS

6.1     Actions of the Parties                              17
6.2     Certain Employee Matters                            17
6.3     Protection of Value of Diving Business Assets       18
6.4     Protection of Value of ROV Purchased Assets         19
6.5     Assignment of Contracts                             21
6.6     Taxes and Expenses                                  21
6.7     Access to Records After Closing.                    22
6.8     Allocation of Revenues from Assumed Contracts       22
6.9     Transition Assistance                               23
6.10    Facility Arrangements and ROV Services Agreement    23
6.11    Preferred Provider                                  24
6.12    Further Assurances                                  24

                           ARTICLE VII
          SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

7.1     Survival of Representations                         24
7.2     Indemnity                                           25
7.3     Notice and Participation                            26
7.4     Indemnification of Negligence of Indemnitee         27
7.5	Indemnification Threshold and Limitations;
          Exclusive Remedy                                  28
7.6     Payment                                             28

                          ARTICLE VIII
                         MISCELLANEOUS

8.1     Waivers and Amendments                              28
8.2     Notices                                             28
8.3     Headings; Article and Section References            29
8.4     Entire Agreement                                    29
8.5     Severability                                        30
8.6     Public Announcements                                30
8.7     Governing Law                                       30
8.8     Successors and Assigns                              30
8.9     Counterparts.                                       30
8.10    Risk of Loss                                        30
8.11    Transfer of Certain Assets                          30




Appendix I    -    List of Oceaneering's Affiliates who own any of
                     the Diving Business Assets
Appendix II   -    List of Global's Affiliates who own any of
                     the ROV Business Assets



                      ASSET ACQUISITION AGREEMENT


	THIS ASSET ACQUISITION AGREEMENT (this "Agreement") dated as of September 30, 2000, is made and entered into by and between GLOBAL INDUSTRIES, LTD., a Louisiana corporation ("Global"), and OCEANEERING INTERNATIONAL, INC., a Delaware corporation ("Oceaneering").

R E C I T A L S:

	Oceaneering and the Oceaneering Affiliates are, among other things, engaged in the business of providing commercial diving services in the waters offshore Australia, India, Egypt, South and Southeast Asia and China as well as in the Persian Gulf and the Red Sea (hereinafter, the "Diving Business").

	Oceaneering desires to sell and to cause the Oceaneering Affiliates to sell and Global desires to purchase or cause certain of its Affiliates to purchase the assets of the Diving Business referred to herein, upon the terms hereinafter set forth.

	Global and the Global Affiliates are, among other things, engaged in the business of providing remotely operated vehicles ("ROVs") and ROV operators in South and Southeast Asia and Australia (hereinafter, the "ROV Business"; provided that the term "ROV Business" does not include the operations or assets of ROV Technologies, a division of Global).

	Global desires to sell and to cause the Global Affiliates to sell and Oceaneering desires to purchase or cause certain of its Affiliates to purchase the assets of the ROV Business referred to herein, upon the terms hereinafter set forth.

	It is the intention of the parties hereto to cause each of their Affiliates listed on Appendix I or II, as applicable, to enter into a Supplemental Asset Acquisition Agreement, for the purpose of having each such Person convey any and all of the Diving Business Assets or ROV Business Assets each as referred to herein owned by it to the other party hereto or, in accordance with Section 8.11, to certain of such other parties' Affiliates.

	NOW, THEREFORE, in consideration of the premises, the mutual benefits to be derived from this Agreement and the respective representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                            ARTICLE I
                           DEFINITIONS

    1.1 Definitions Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Agreement shall have the following meanings:

	"Action" shall mean any action, suit, inquiry, proceeding or investigation by or before any Governmental Entity or any arbitration proceeding.

	"Affiliate" shall mean with respect to any Person, any Person directly or indirectly controlled by such Person. For this purpose, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

	"Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than days on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.


	"Closing" shall mean the consummation of the transactions between Global and Oceaneering contemplated hereby, which is being effected concurrently with the execution and delivery of this Agreement.

	"Diving Business" shall have the meaning ascribed thereto in the Recitals to this Agreement.

	"Diving Business Assets" shall mean all right, title and interest of Oceaneering or any of the Oceaneering Affiliates in and to the assets listed or described below:

	(a)	the vessel known as the "Ocean Winsertor"
(Official No. 7397), including without limitation, all blue prints and construction drawings related to the vessel in the possession of Oceaneering or any of its Affiliates and all equipment, accessories, inventories of supplies, stores and spare parts primarily used in the operation of the vessel as well as the galley inventory and consumables normally included on the vessel during its operations;

	(b)	the saturation diving systems and all air diving
systems listed or described on Schedule 1.1(b) to the Oceaneering Disclosure Letter, including, without limitation, all blue prints and construction drawings related to any of the systems in the possession of Oceaneering or its Affiliates and all equipment, accessories, inventories of supplies, stores and spare parts primarily related to or primarily used in the operation of such systems;

	(c)	all equipment (including without limitation all
computer equipment and hardware), machinery, tools, furniture, spare and replacement parts, and supplies primarily relating to or primarily used in the Shekou, China, Jebel Ali, United Arab Emirates or Sale, Australia office, including without limitation those listed or described on Schedule 1.1(c) to the Oceaneering Disclosure
Letter;

	(d)	all property listed or described on
Schedule 1.1(d) to the Oceaneering Disclosure Letter;

	(e)	all the contracts, agreements and arrangements
related to the Diving Business that are listed on Schedule 1.1(e) to the Oceaneering Disclosure Letter, the obligations under all of which are being assumed by Global hereunder
(the "Diving Business Assumed Contracts");

	(f)	all files and correspondence with customers,
vendors, suppliers or subcontractors relating to outstanding bids, projects in progress or projects awarded but not yet in progress, maintenance procedures and records, written technical information, technical drawings and operating and maintenance manuals primarily relating to the Diving Business; and

 	(g)	all Permits primarily relating to the Diving
Business Assets, to the extent transferable, including without limitation those listed in Schedule 1.1(g) to the Oceaneering Disclosure Letter and characterized therein as transferable, all as the same may exist on the date of this Agreement.

	"Diving Business Assumed Contracts" shall have the meaning ascribed thereto in the definition of Diving Business Assets.

	"Diving Business Shared Facilities" shall mean the facilities owned or leased by Oceaneering or one of the Oceaneering Affiliates and currently used in connection with the operation of the Diving Business at the following locations:
Jurong, Singapore; Jakarta, Indonesia; and Sale, Australia.

	"Diving Business Transferred Facilities" shall mean the facilities leased by Oceaneering or one of the Oceaneering
Affiliates and currently used in connection with the operation of the Diving Business at the following locations: Shekou, China;
and Jebel Ali, United Arab Emirates.

	"Effective Time" shall mean 11:59 p.m., Houston time, on September 30, 2000.

	"Environmental Laws" shall mean any and all Laws, orders or determinations of any Governmental Entity (including common law duties established by courts or other Governmental Entities) pertaining to pollution or the protection of human health and safety, employee health and safety or the environment including Laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, groundwater, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, in effect on the date of this Agreement in any jurisdiction, federal, state, local or foreign, in which the Diving Business or ROV Business, as the case may be, is operated.

	"Global Affiliates" shall mean those Affiliates of Global that own any of the ROV Business Assets each of which is listed on Appendix II.

	"Global Disclosure Letter" shall mean a letter of even date with this Agreement addressed by Global to Oceaneering and setting forth information relating to, among other things, Global's representations and warranties contained in Article V of this Agreement.

	"Global Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by Global or the Global Affiliates in connection with this Agreement.

	"Global Indemnitees" shall have the meaning ascribed thereto in Section 7.2(a) herein.

	"Governmental Entity" shall mean any court or any federal, state, local or foreign legislative body or governmental department, commission, board, bureau, agency or authority.

	"Indemnitee" shall have the meaning ascribed thereto in
Section 7.3 herein.

	"Indemnitor" shall have the meaning ascribed thereto in
Section 7.3 herein.

	"known" or "knowledge" shall mean, when used in a statement regarding the existence or absence of facts in this Agreement that is qualified by a phrase such as "to such Person's knowledge" or "known to such Person," information actually known to (a) the Person in a case of an individual or
(b) in the case of a corporation or other entity, any executive officer or director of such corporation or its Affiliates.

	"Law" shall mean any law, statute, rule, regulation, ordinance, requirement, announcement or other binding action or requirement of a Governmental Entity.

	"Liens" shall mean all mortgages, deeds of trust, liens, security interests, pledges, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind other than (i) Liens for current Taxes not yet due and payable, including Liens for non-delinquent ad valorem Taxes; (ii) Liens of carriers, warehousemen, mechanics, laborers, materialmen and suppliers for sums not yet due; (iii) statutory Liens arising other than by reason of any default on the part of the owner; (iv) Liens incurred in the ordinary course of the Diving Business or the ROV Business, as applicable, to secure the performance of bids, tenders, trade contracts, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of like nature; and (v) easements, rights-of-way, reservations, restrictions and other similar encumbrances incurred in the ordinary course of the Diving Business or the ROV Business, as applicable, or existing on property that do not in any material respect detract from the value or materially interfere with the ordinary use and operation of the Diving Business Assets or the ROV Business Assets, as applicable.

	"Losses" shall mean all damages, awards, judgments, payments, debts, liabilities, obligations, and other losses however suffered or characterized, all interest thereon, all costs and expenses, including without limitation the cost of investigation, together with all reasonable attorneys' fees incurred in connection therewith, and, all amounts paid incident to any compromise or settlement of any claim, lawsuit or arbitration.

	"Material Adverse Effect" shall mean with respect to the Diving Business Assets or the ROV Business Assets, a change in the condition or permissible use thereof that (individually or in the aggregate) is material and adverse to the Diving Business Assets, taken as a whole or the ROV Business Assets, taken as a whole, respectively.

	"Oceaneering Affiliates" shall mean those Affiliates of Oceaneering that own any Diving Business Assets, each of which is listed on Appendix I hereto.

	"Oceaneering Disclosure Letter" shall mean a letter of even date with this Agreement addressed by Oceaneering to Global and setting forth information relating to, among other things, Oceaneering's representations and warranties contained in
Article IV of this Agreement.

	"Oceaneering Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed and delivered by the Oceaneering or the Oceaneering Affiliates in connection with this Agreement.

	"Oceaneering Indemnitees" shall have the meaning ascribed thereto in Section 7.2(b) herein.

	"Permits" shall mean all permits, licenses, registrations, franchises, concessions, orders, certificates, consents, authorizations and approvals of any Governmental Entity.

	"Person" shall mean (i) any natural person, entity, estate, trust, union or employee organization or Governmental Entity, and (ii) the term "entity" shall mean any sole proprietorship, corporation, partnership of any kind having a separate legal status, limited liability company, business trust, unincorporated organization or association, mutual company, joint stock company or joint venture.

	"ROV" shall mean remotely operated vehicles.

	"ROV Business" shall have the meaning ascribed thereto in the Recitals to this Agreement.

	"ROV Business Assets" shall mean all right, title and interest of Global or any of the Global Affiliates in and to the assets listed or described below:

	(a)	the ROVs listed or described on Schedule 1.1(a) to
the Global Disclosure Letter, including without limitation, all blue prints and construction drawings related to any of such ROVs in the possession of Global or any of its Affiliates and all equipment, accessories, inventories of supplies, stores and spare parts primarily related to or primarily used in the operation of such ROVs excluding, however, (i) any vessels and (ii) their related equipment, accessories, inventories of supplies, stores and spare parts that are not primarily related to or used in the operation of the ROVs.

	(b)	all property listed or described on Schedule
1.1(b) to the Global Disclosure Letter;

	(c)	all the contracts, agreements and arrangements
related to the ROV Business that are listed on Schedule
1.1(c) to the Global Disclosure Letter, the obligations under all of which are being assumed by Oceaneering hereunder (the "ROV Business Assumed Contracts");

 	(d)	all Permits primarily relating to the ROV Business
Assets, to the extent transferable, including without limitation those listed in Schedule 1.1(d) to the Global
Disclosure Letter and characterized therein as transferable, all as the same may exist on the date of this Agreement;

	(e)	all files and correspondence with customers,
vendors, suppliers or subcontractors relating to outstanding bids, projects in progress or projects awarded but not yet in progress, maintenance procedures and records, written technical information, technical drawings and operating and maintenance manuals relating to the ROV Business; and

	(f)	all proprietary rights to the name "Dragon," as
that name is used in connection with the operation of any of the ROV Business Assets.

	"ROV Business Assumed Contracts" shall have the meaning ascribed thereto in the definition of ROV Business Assets.

	"ROV Business Shared Facility" shall mean the facilities leased by PT Global Industries Asia Pacific, an Affiliate of
Global, and currently used in connection with the operation of the ROV Business at Batam Island, Indonesia.

	"ROV Services" shall mean the provision of (i) ROV's and related equipment or (ii) ROV operators, technicians or other operating personnel.

	"Supplemental Asset Acquisition Agreement" shall mean a Supplemental Asset Acquisition Agreement pursuant to which any of the Oceaneering Affiliates is transferring to Global or its Affiliates the Diving Business Assets owned by it or pursuant to which any of the Global Affiliates is transferring to Oceaneering or its Affiliates the ROV Business Assets owned by it.

	"Taxes" shall mean any federal, state, local or foreign income, profit, franchise (including without limitation those that are based on net worth, capitalization, income or total assets), sales, use, transfer, real property transfer, recording, value added, superannuation guarantee levy, fringe benefits tax, real or personal property or other taxes, assessments, fees, levies, duties (including without limitation customs duties and similar charges), deductions or other governmental charges of any nature whatsoever (including without limitation interest and penalties) imposed by any Law.

	"Third Party Claim" shall have the meaning ascribed thereto in Section 7.3 herein.

	"Transfer Taxes" shall mean all sales, use, transfer, real property transfer, recording, stamp, documentary, value added, customs duties and similar Taxes that become due and payable prior to, on or after the Effective Time as the result of (a) the conveyance of the Diving Business Assets by Oceaneering or any of the Oceaneering Affiliates to Global or Affiliates of Global or
(b) the conveyance of the ROV Business Assets by Global or any of the Global Affiliates to Oceaneering or Affiliates of Oceaneering.



                          ARTICLE II
                     PURCHASE AND SALE

    2.1     Assets being Conveyed by Oceaneering.

	(a)	At the Closing, subject to Section 8.11,
Oceaneering shall sell, convey, transfer, assign and deliver to Global, free and clear of all Liens, and Global will purchase all of the Diving Business Assets owned by Oceaneering.

	(b)	Concurrently with the execution and delivery of
this Agreement, subject to Section 8.11, Oceaneering agrees to (i) cause each Oceaneering Affiliate to execute and deliver to Global, and Global agrees to execute and deliver to such Oceaneering Affiliate, a Supplemental Asset
Acquisition Agreement providing for the sale and purchase of the Diving Business Assets owned by such Oceaneering
Affiliate and (ii) cause each Oceaneering Affiliate to sell, convey, transfer, assign and deliver to Global all of the Diving Business Assets owned by such Oceaneering Affiliate at the Closing.

	(c)	Oceaneering is obligated hereunder to sell only
the Diving Business Assets owned by it and to cause each of the Oceaneering Affiliates to sell only the Diving Business Assets owned by such Oceaneering Affiliate and Global is obligated to purchase only the Diving Business Assets. Notwithstanding anything to the contrary contained herein, Global shall not be obligated to purchase, and Oceaneering shall not be obligated hereunder to sell, and none of the Oceaneering Affiliates shall be obligated under any Supplemental Asset Acquisition Agreement to sell, any other assets or properties of Oceaneering or any of the Oceaneering Affiliates.

    2.2     Assets being Conveyed by Global.

	(a)	At the Closing, subject to Section 8.11, Global
shall sell, convey, transfer, assign and deliver to Oceaneering, free and clear of all Liens, and Oceaneering will purchase all of the ROV Business Assets owned by Global.

	(b)	Concurrently with the execution and delivery of
this Agreement, subject to Section 8.11, Global agrees to
(i) cause each Global Affiliate to execute and deliver to Oceaneering, and Oceaneering agrees to execute and deliver to such Global Affiliate, a Supplemental Asset Acquisition Agreement providing for the sale and purchase of the ROV Business Assets owned by such Global Affiliate and (ii) cause each Global Affiliate to sell, convey, transfer, assign and deliver to Oceaneering all of the ROV Business Assets owned by such Global Affiliate at the Closing.

	(c)	Global is obligated hereunder to sell only the ROV
Business Assets owned by it and to cause each of the Global
Affiliates to sell only the ROV Business Assets owned by such Global Affiliate and Oceaneering is obligated to purchase only the ROV Business Assets. Notwithstanding anything to the contrary contained herein, Oceaneering shall not be obligated to purchase, and Global shall not be obligated hereunder to sell, and none of the Global
Affiliates shall be obligated under any Supplemental Asset
Acquisition Agreement to sell, any other assets or properties of Global or any of the Global Affiliates.

    2.3 Assumption of Liabilities by Oceaneering - Completion of Certain Contracts.

	(a)	Subject only to Section 2.3(b) below, neither
Oceaneering nor any of the Oceaneering Affiliates is assuming and none of them will assume, either hereunder or under any Supplemental Asset Acquisition Agreement, any liabilities or obligations whatsoever of Global or the Global Affiliates whether or not relating to the ROV
Business or the ROV Business Assets. Specifically and without limiting the generality of the foregoing, neither Oceaneering nor any of the Oceaneering Affiliates is assuming and none of them will assume any liabilities or obligations of Global or the Global Affiliates for any Taxes imposed in connection with the transactions contemplated by this Agreement or any Supplemental Asset Acquisition Agreement.

	(b)	Subject to the provisions hereof and of each
Supplemental Asset Acquisition Agreement, Oceaneering is assuming, or causing one or more of its Affiliates to assume, the ROV Business Assumed Contracts as of the Effective Time and, agrees thereafter, to pay, perform and discharge when due, or to cause an Affiliate of Oceaneering to pay, perform and discharge when due, to the extent they relate to performance after the Effective Time, the obligations of Global or any Global Affiliate under the ROV Business Assumed Contracts and none other.

    2.4     Assumption of Liabilities by Global - Completion of
Certain Contracts.

	(a)	Subject only to Section 2.4(b) below, neither
Global nor any of the Global Affiliates is assuming and none of them will assume, either hereunder or under any Supplemental Asset Acquisition Agreement, any liabilities or obligations whatsoever of Oceaneering or the Oceaneering Affiliates whether or not relating to the Diving Business or the Diving Business Assets. Specifically and without limiting the generality of the foregoing, neither Global nor any of the Global Affiliates is assuming and none of them will assume any liabilities or obligations of Oceaneering or the Oceaneering Affiliates for any Taxes imposed in connection with the transactions contemplated by this Agreement or any Supplemental Asset Acquisition Agreement.

	(b)	Subject to the provisions hereof and of each
Supplemental Asset Acquisition Agreement, Global is assuming, or causing one or more of its Affiliates to assume, the Diving Business Assumed Contracts as of the Effective Time and, agrees thereafter, to pay, perform and discharge when due, or to cause an Affiliate of Global to pay, perform and discharge when due, to the extent they relate to performance after the Effective Time, the obligations of Oceaneering or any Oceaneering Affiliate under the Diving Business Assumed Contracts and none other.


                          ARTICLE III
                            CLOSING

    3.1 The Closing. Concurrently with the execution and delivery of this Agreement, the Closing is taking place at the offices of Vinson & Elkins L.L.P. on September 30, 2000, to be effective as of the Effective Time.

    3.2     Documents being Delivered to Global.

	(a)	Concurrently with the execution and delivery of
this Agreement, Oceaneering is delivering, or causing to be delivered, to Global or such of its Affiliates as it has designated pursuant to the provisions of Section 8.11:

                (i) a general conveyance, transfer and assignment with respect to all of the Diving Business Assets;

                (ii) bills of sale conveying title to all personal property included in the Diving Business Assets;

                (iii)   assignments conveying all right, title
and interest of Oceaneering or Oceaneering Affiliates in the Diving Business Assumed Contracts (subject to the assumption thereof by Global); and

                (iv)    certificates of title or other title
documents in recordable form conveying good title to all vehicles and other transportation equipment included in the Diving Business Assets.

	(b)	Oceaneering also is delivering or causing to be
delivered to Global:

                (i)     such releases by Oceaneering and the
Oceaneering Affiliates of all claims which they may have against or with respect to the Diving Business
Assets as Global may reasonably request;

                (ii) a certified copy of the resolutions of the Board of Directors of Oceaneering properly authorizing and approving this Agreement and the transactions contemplated hereby;

                (iii)   instruments evidencing Oceaneering's
assumption and agreement to perform the obligations to be performed after the Effective Time with respect to the ROV Business Assumed Contracts; and

                (iv)    possession of the Diving Business Assets.

    3.3     Documents being Delivered to Oceaneering.

	(a)	Concurrently with the execution and delivery of
this Agreement, Global is delivering, or causing to be delivered, to Oceaneering or such of its Affiliates as it has designated pursuant to the provisions of Section 8.11:

                (i) a general conveyance, transfer and assignment with respect to all the ROV Business Assets;

                (ii) bills of sale conveying title to all personal property included in the ROV Business Assets;

                (iii)   assignments conveying all right, title
and interest of Global or Global Affiliates in the ROV
Business Assumed Contracts (subject to the assumption thereof by Oceaneering); and

                (iv)    certificates of title or other title
documents in recordable form conveying good title to all vehicles and other transportation equipment included in the ROV Business Assets.

	(b)	Global is delivering or causing to be delivered to
Oceaneering:

                (i)     such releases by Global and the Global
Affiliates of all claims which they may have against or with respect to the ROV Business Assets as Oceaneering may reasonably request;

                (ii) a certified copy of the resolutions of the Board of Directors of Global properly authorizing and approving this Agreement and the transactions contemplated hereby;

                (iii)   instruments evidencing Global's
assumption and agreement to perform the obligations to be performed after the Effective Time with respect to the Diving Business Assumed Contracts; and

		(iv)	possession of the ROV Business Assets.


                            ARTICLE IV
          REPRESENTATIONS AND WARRANTIES OF OCEANEERING


	Oceaneering represents and warrants to Global as follows:

    4.1 Organization. Oceaneering, each of the Oceaneering Affiliates and any other Affiliate of Oceaneering to whom any of the ROV Business Assets are being transferred by Global or any of the Global Affiliates, is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

    4.2 Authorizations, Execution and Consents Error! Bookmark not defined..

	(a)	Oceaneering has full corporate power and authority
to execute and deliver this Agreement and the other
Oceaneering Documents to which it is a party and to carry out and perform its obligations as provided herein and therein. Each Oceaneering Affiliate has full corporate power and authority to execute and deliver the Supplemental
Asset Acquisition Agreement to which it is a party and the other Oceaneering Documents to which it is a party and to carry out and perform its obligations as provided in the Supplemental Asset Acquisition Agreement to which it is a party and the other Oceaneering Documents to which it is a party.

	(b)	This Agreement, each Supplemental Asset
Acquisition Agreement and each of the other Oceaneering Documents have been duly and validly authorized by all proper and requisite corporate actions and duly executed and delivered by Oceaneering and, where applicable, the Oceaneering Affiliate a party thereto, and constitutes the legal, valid and binding obligation of Oceaneering and, where applicable, the Oceaneering Affiliate a party thereto, enforceable against Oceaneering and, where applicable, the Oceaneering Affiliate a party thereto, in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and similar laws affecting creditors' rights and remedies generally and general privileges of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

	(c)	Except as set forth on Schedule 4.2 to the
Oceaneering Disclosure Letter, the execution and delivery of and performance under this Agreement, the Supplemental Asset Acquisition Agreements and the other Oceaneering Documents by Oceaneering and, where applicable, the Oceaneering Affiliate a party thereto and consummation of the transactions contemplated hereby and thereby, (i) will not conflict with or breach any provision of the certificate of incorporation, charter or bylaws or similar organizational documents of Oceaneering or any Oceaneering Affiliate or violate any Law, judgment, order, writ, injunction or decree applicable to Oceaneering or any Oceaneering Affiliate or any of the Diving Business Assets; (ii) will not conflict with or breach or constitute any default (with or without notice or lapse of time or both) under or give rise to any rights of termination, cancellation or acceleration under or result in or require the creation or imposition of any Lien on any of the Diving Business Assets under, any contract, agreement, permit or license to which Oceaneering or any Oceaneering Affiliate is a party or by which Oceaneering or any Oceaneering Affiliate is bound other than those that would not have a Material Adverse Effect on the Diving Business Assets or adversely affect the ability of Oceaneering or the Oceaneering Affiliates to consummate the transactions contemplated by this Agreement and the other Oceaneering Documents; (iii) will not require any filing with, notification of or consent, approval or authorization of any Governmental Entity or any third Person.

    4.3     Tax Matters.

	(a)	All Taxes based upon, measured by, or arising by
reason of the ownership or operation of the Diving Business Assets or sales resulting from the productive use of such Diving Business Assets which have become due and payable have been duly and timely paid, all applicable returns and reports of or with respect to any Tax that are required to be filed by or with respect to Oceaneering or any Oceaneering Affiliate relating to the Diving Business Assets have been duly and timely filed, and there is no claim pending or threatened by any applicable taxing authority in connection with any such Taxes, except for failures to pay or file and claims that could not (i) have a Material
Adverse Effect on the Diving Business Assets or (ii) result in the imposition of any Lien on any of the Diving Business Assets after the Effective Time.

	(b)	There are no Liens for Taxes upon any of the
Diving Business Assets.

	(c)	There is not in force any extension of time with
respect to the due date for the filing of any Tax return or Tax report of or with respect to any of the Diving Business Assets or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of the Diving Business Assets.

    4.4     Title to Assets.

	(a)	Oceaneering or the Oceaneering Affiliates have,
and upon delivery of possession in the manner contemplated hereby Global or its Affiliates will acquire, the Diving Business Assets free and clear of all Liens. All of the Diving Business Assets are owned legally and beneficially by Oceaneering or Oceaneering Affiliates. Except for this Agreement and the Supplemental Asset Acquisition Agreements, neither Oceaneering nor any of the Oceaneering Affiliates is a party to any option, purchase right or other contract or commitment that could require them to sell, transfer or otherwise dispose of any of the Diving Business Assets and, except for the Diving Business Assumed Contracts, there is no lease, contract or other agreement applicable to or binding upon any of the Diving Business Assets.

	(b)	Global acknowledges that it has conducted to its
satisfaction an independent investigation and verification of the assets of the Diving Business and, in making its determination to proceed with the transactions contemplated by this Agreement, Global has relied on the results of its own independent investigation and the representations and warranties of Oceaneering expressly and specifically set forth in this Agreement. SUCH REPRESENTATIONS AND
WARRANTIES BY OCEANEERING CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF OCEANEERING TO GLOBAL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND
GLOBAL UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING WITHOUT LIMITATION
ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL
CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF
THE DIVING BUSINESS) ARE SPECIFICALLY DISCLAIMED BY
OCEANEERING.  EXCEPT AS EXPRESSLY PROVIDED IN THIS
AGREEMENT, NEITHER OCEANEERING NOR ANY OF THE OCEANEERING AFFILIATES MAKES ANY WARRANTY OR COVENANT OF ANY KIND,
EXPRESS, IMPLIED OR STATUTORY.  WITHOUT LIMITING THE
GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, WITH
RESPECT TO ANY OF THE DIVING BUSINESS ASSETS, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, OCEANEERING, ON ITS OWN
BEHALF AND ON BEHALF OF EACH OF THE OCEANEERING AFFILIATES, EXPRESSLY DISCLAIMS AND NEGATES: (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (iii) ANY
IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR
SAMPLES OF MATERIALS OR FREEDOM FROM PATENT INFRINGEMENTS;
(iv) ANY IMPLIED OR EXPRESS WARRANTY AS TO THE ACCURACY OF
ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE VALUE
OF THE DIVING BUSINESS ASSETS OR STATE OF REPAIR THEREOF, IT BEING UNDERSTOOD THAT THE DIVING BUSINESS ASSETS ARE
CONVEYED AS IS, WHERE IS AND WITH ALL FAULTS. GLOBAL ALSO ACKNOWLEDGES THAT ITS SOLE AND EXCLUSIVE RECOURSE IN RESPECT
OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS TO
ASSERT ITS RIGHTS PURSUANT TO ARTICLE VII. Oceaneering and Global agree that, to the extent required by any applicable
Law to be operative, the disclaimers of warranties contained in this Section 4.4(b) are "conspicuous" disclaimers.

    4.5     Intellectual Property.

	(a)	Except as disclosed in Schedule 4.5 to the
Oceaneering Disclosure Letter:

                (i)     There are no unexpired U.S. and foreign
patents, pending patent applications and currently active identified inventions which are owned by Oceaneering or any of its Affiliates and which are necessary for the operation of the Diving Business
Assets in the manner in which they have been operated in the last three months or are currently being operated;

                (ii) There are no agreements relating in any way to the Diving Business Assets (x) under which royalties presently are payable or may in the future become payable or (y) which concern ownership, use or disclosure of intellectual property, technology, processes or proprietary information of any Person relating to the Diving Business Assets;

	(b)	No Person has asserted that either Oceaneering or
any Affiliate of Oceaneering is infringing or has infringed within the three years prior to the date hereof, any foreign or domestic patent, trademark, service mark, trade name, or copyright, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know how in connection with the Diving Business Assets; and

	(c)	No operations of Oceaneering or any Oceaneering
Affiliate relating to the Diving Business Assets are infringing, or have infringed within the three years prior to the date hereof, any foreign or domestic patent, trademark, service mark, trade name or copyright of any Person, or were involved in any misappropriation or improper use or disclosure of any trade secret, confidential information or know how of any Person.

    4.6 Contracts and Commitments. True and correct copies of all Diving Business Assumed Contracts have been provided to Global. All the Diving Business Assumed Contracts are valid, binding and in full force and effect, have not been amended or supplemented in any manner or respect except as disclosed on
Schedule 4.6 to the Oceaneering Disclosure Letter. There are no defaults by Oceaneering or any Oceaneering Affiliate under any Diving Business Assumed Contract, and, to the knowledge of Oceaneering (a) there are no material defaults under any Diving Business Assumed Contract by any other party thereto and (b) no events have occurred that with the lapse of time or action or inaction by any party thereto would result in any material defaults thereunder. Except as disclosed in Schedule 4.6 to the Oceaneering Disclosure Letter, the Diving Business Assumed Contracts may be assigned to Global without any authorization, consent, approval, permission or license of, or filing with, any other Person.

    4.7 Licenses and PermitsError! Bookmark not defined.. The Permits listed in Schedule 1.1(g) to the Oceaneering Disclosure Letter constitute all the Permits held by Oceaneering or any Oceaneering Affiliate that primarily relate to the Diving
Business and, except as set forth in Schedule 4.7 to the Oceaneering Disclosure Letter constitute all material Permits necessary under applicable Laws, including applicable Environmental Laws, for Oceaneering and the Oceaneering
Affiliates to own, operate, maintain and use the Diving Business Assets in the manner in which they are now, and during the preceding 12 months have been, operated, maintained and used.
Each of such Permits and the rights of Oceaneering or any Oceaneering Affiliate with respect thereto are valid and subsisting, in full force and effect and enforceable by Oceaneering or such Oceaneering Affiliate. Oceaneering or the applicable Oceaneering Affiliate (depending on the holder thereof) is now and has at all times in the past 12 months been in compliance with the terms of such Permits except, in each case, where the failure to remain in compliance would not (i) have a Material Adverse Effect on the Diving Business Assets or
(ii) result in any Lien on any of the Diving Business Assets after the Effective Time. None of such Permits has been or, to the knowledge of Oceaneering, is threatened to be revoked, canceled, suspended or modified.

    4.8 Compliance with Law. Oceaneering and the Oceaneering Affiliates have operated the Diving Business Assets in compliance with all applicable Laws, including Environmental Laws, the Foreign Corrupt Practices Act and the Export Administration Act and the rules and regulations promulgated thereunder, except, in each case, where the failure to comply would not have a Material Adverse Effect on the Diving Business Assets. Neither Oceaneering nor any Oceaneering Affiliates, nor any officer, employee or agent thereof has any agreement, arrangement or understanding (whether written or oral) to make any payment, contribution or gift to a Governmental Entity or third Person that would, if applicable to such Person, constitute a violation of the Foreign Corrupt Practices Act or any applicable Law nor is any Diving Assumed Business Contract or Permit primarily related to the Diving Business dependent on any such payment, contribution or gift. Neither Oceaneering nor any Oceaneering Affiliate is a "national" of a "designated foreign country"
(or a Person defined as a "designated foreign country") within the definitions in the Foreign, Cuban or Iranian Assets Control Regulations of the United States Treasury Department, 31 CFR, Subtitle B, Chapter V, as amended, or any regulation or ruling issued thereunder.

    4.9 Litigation. Except as described in Schedule 4.9 to the Oceaneering Disclosure Letter, there is no Action pending or, to the knowledge of Oceaneering, threatened against or which otherwise relates to the Diving Business Assets or the transactions contemplated by this Agreement. Neither
Oceaneering, any Oceaneering Affiliates nor any of the Diving Business Assets is subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect on the ownership, use or value of the Diving Business Assets or would prevent or delay the consummation of the transactions contemplated hereby.

    4.10 Brokers. Neither Oceaneering, the Oceaneering Affiliates, nor any of their respective officers, directors or employees has employed any financial advisor, broker or lender or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with the transactions contemplated hereby.


                          ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF GLOBAL

	Global represents and warrants to Oceaneering as follows:

    5.1 OrganizationError! Bookmark not defined.. Global, each of the Global Affiliates and any other Affiliate of Global to whom any of the Diving Business Assets are being transferred by Oceaneering or any of the Oceaneering Affiliates, is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation.

    5.2 Authorizations, Execution and ConsentsError! Bookmark not defined..

	(a)	Global has full corporate power and authority to
execute and deliver this Agreement and the other Global
Documents to which it is a party and to carry out and perform its obligations as provided herein and therein.
Each Global Affiliate has full corporate power and authority to execute and deliver the Supplemental Asset Acquisition
Agreement to which it is a party and the other Global
Documents to which it is a party and to carry out and perform its obligations as provided in the Supplemental
Asset Acquisition Agreement to which it is a party and the other Global Documents to which it is a party.

	(b)	This Agreement, each Supplemental Asset
Acquisition Agreement and each of the other Global Documents have been duly and validly authorized by all proper and requisite corporate actions and duly executed and delivered by Global and, where applicable, the Global Affiliate a party thereto, and constitutes the legal, valid and binding obligation of Global and, where applicable, the Global Affiliate a party thereto, enforceable against Global and, where applicable, the Global Affiliate a party thereto, in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer and similar laws affecting creditors' rights and remedies generally and general privileges of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

	(c)	Except as set forth on Schedule  5.2 to the Global
Disclosure Letter, the execution and delivery of and performance under this Agreement, the Supplemental Asset
Acquisition Agreements and the other Global Documents by Global and, where applicable, the Global Affiliate a party thereto and consummation of the transactions contemplated hereby and thereby, (i) will not conflict with or breach any provision of the certificate of incorporation, charter or bylaws or similar organizational documents of Global or any Global Affiliate or violate any Law, judgment, order, writ, injunction or decree applicable to Global or any Global
Affiliate or any of the ROV Business Assets; (ii) will not conflict with or breach or constitute any default (with or without notice or lapse of time or both) under or give rise to any rights of termination, cancellation or acceleration under or result in or require the creation or imposition of any Lien on any of the ROV Business Assets under, any contract, agreement, permit or license to which Global or any Global Affiliate is a party or by which Global or any Global Affiliate is bound other than those that would not have a Material Adverse Effect on the ROV Business Assets or adversely affect the ability of Global or its Affiliates to consummate the transactions contemplated by this Agreement and the other Global Documents; (iii) will not require any filing with, notification of or consent, approval or authorization of any Governmental Entity or any third
Person.

    5.3     Tax Matters

	(a)	All Taxes based upon, measured by, or arising by
reason of the ownership or operation of the ROV Business
Assets or sales resulting from the productive use of such ROV Business Assets which have become due and payable have been duly and timely paid, all applicable returns and reports of or with respect to any Tax that are required to be filed by or with respect to Global or any Global
Affiliate relating to the ROV Business Assets have been duly and timely filed, and there is no claim pending or threatened by any applicable taxing authority in connection with any such Taxes, except for failures to pay or file and claims that could not (i) have a Material Adverse Effect on the ROV Business Assets or (ii) result in the imposition of any Lien on any of the ROV Business Assets after the Effective Time.

	(b)	There are no Liens for Taxes upon any of the ROV
Business Assets.

	(c)	There is not in force any extension of time with
respect to the due date for the filing of any Tax return or Tax report of or with respect to any of the ROV Business
Assets or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to any of the ROV Business Assets.

    5.4     Title to Assets.

	(a)	Global or the Global Affiliates have, and upon
delivery of possession in the manner contemplated hereby Oceaneering or its Affiliates will acquire, the ROV Business Assets free and clear of all Liens. All of the ROV Business Assets are owned legally and beneficially by Global or Global Affiliates. Except for this Agreement and the Supplemental Asset Acquisition Agreements, neither Global nor any of the Global Affiliates is a party to any option, purchase right or other contract or commitment that could require them to sell, transfer or otherwise dispose of any of the ROV Business Assets and, except for the ROV Business Assumed Contracts, there is no lease, contract or other agreement applicable to or binding upon any of the ROV Business Assets.

	(b)	Oceaneering acknowledges that it has conducted to
its satisfaction an independent investigation and verification of the assets of the ROV Business and, in making its determination to proceed with the transactions contemplated by this Agreement, Oceaneering has relied on the results of its own independent investigation and the representations and warranties of Global expressly and specifically set forth in this Agreement. SUCH
REPRESENTATIONS AND WARRANTIES BY GLOBAL CONSTITUTE THE SOLE
AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF GLOBAL TO OCEANEERING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND OCEANEERING UNDERSTANDS, ACKNOWLEDGES AND AGREES
THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE WHETHER EXPRESS, IMPLIED OR STATUTORY (INCLUDING
WITHOUT LIMITATION ANY RELATING TO THE FUTURE OR HISTORICAL FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR
LIABILITIES OF THE ROV BUSINESS) ARE SPECIFICALLY DISCLAIMED
BY GLOBAL. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER GLOBAL NOR ANY OF THE GLOBAL AFFILIATES MAKES ANY WARRANTY OR COVENANT OF ANY KIND, EXPRESS, IMPLIED OR
STATUTORY.  WITHOUT LIMITING THE GENERALITY OF THE
IMMEDIATELY PRECEDING SENTENCE, WITH RESPECT TO ANY OF THE
ROV BUSINESS ASSETS, EXCEPT AS EXPRESSLY PROVIDED FOR
HEREIN, GLOBAL, ON ITS OWN BEHALF AND ON BEHALF OF EACH OF
THE GLOBAL AFFILIATES, EXPRESSLY DISCLAIMS AND NEGATES:
(i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY;
(ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A
PARTICULAR PURPOSE; (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR FREEDOM FROM PATENT INFRINGEMENTS; (iv) ANY IMPLIED OR EXPRESS WARRANTY
AS TO THE ACCURACY OF ANY OF THE INFORMATION FURNISHED WITH RESPECT TO THE VALUE OF THE ROV BUSINESS ASSETS OR STATE OF REPAIR THEREOF, IT BEING UNDERSTOOD THAT THE ROV BUSINESS
ASSETS ARE CONVEYED AS IS, WHERE IS AND WITH ALL FAULTS. OCEANEERING ALSO ACKNOWLEDGES THAT ITS SOLE AND EXCLUSIVE RECOURSE IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS TO ASSERT ITS RIGHTS PURSUANT TO ARTICLE VII.
Global and Oceaneering agree that, to the extent required by any applicable Law to be operative, the disclaimers of warranties contained in this Section 4.4(b) are "conspicuous" disclaimers.

    5.5     Intellectual PropertyError! Bookmark not defined..

	(a)	Except as disclosed in Schedule 5.5 to the Global
Disclosure Letter:

                (i)     There are no unexpired U.S. and foreign
patents, pending patent applications and currently active identified inventions which are owned by Global or any of its Affiliates and which are necessary for the operation of the ROV Business Assets in the manner in which they have been operated in the last three months or are currently being operated;

                (ii) There are no agreements relating in any way to the ROV Business Assets (x) under which royalties presently are payable or may in the future become payable or (y) which concern ownership, use or disclosure of intellectual property, technology, processes or proprietary information of any Person relating to the ROV Business Assets;

	(b)	No Person has asserted that either Global or any
Affiliate of Global is infringing or has infringed within the three years prior to the date hereof, any foreign or domestic patent, trademark, service mark, trade name, or copyright, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know how in connection with the ROV Business Assets; and

	(c)	No operations of Global or any Global Affiliate
relating to the ROV Business Assets are infringing, or have infringed within the three years prior to the date hereof, any foreign or domestic patent, trademark, service mark, trade name or copyright of any Person, or were involved in any misappropriation or improper use or disclosure of any trade secret, confidential information or know how of any Person.

    5.6 Contracts and CommitmentsError! Bookmark not defined.. True and correct copies of all ROV Business Assumed Contracts have been provided to Oceaneering. All the ROV Business Assumed Contracts are valid, binding and in full force and effect, have not been amended or supplemented in any manner or respect except as disclosed on Schedule 5.6 to the Global Disclosure Letter. There are no defaults by Global or any Global Affiliate under any ROV Business Assumed Contract, and, to the knowledge of Global
(a) there are no material defaults under any ROV Business Assumed Contract by any other party thereto and (b) no events have occurred that with the lapse of time or action or inaction by any party thereto would result in any material defaults thereunder. Except as disclosed in Schedule 5.6 to the Global Disclosure Letter, the ROV Business Assumed Contracts may be assigned to Oceaneering without any authorization, consent, approval, permission or license of, or filing with, any other Person.

    5.7 Licenses and Permits. The Permits listed in Schedule 1.1(d) to the Global Disclosure Letter constitute all the Permits held by Global or any Global Affiliate that primarily relate to the ROV Business and, except as set forth in Schedule 5.7 to the Global Disclosure Letter, constitute all material Permits necessary under applicable Laws, including applicable Environmental Laws, for Global and the Global Affiliates to own, operate, maintain and use the ROV Business Assets in the manner in which they are now, and during the preceding 12 months have been, operated, maintained and used. Each of such Permits and the rights of Global or any Global Affiliate with respect thereto are valid and subsisting, in full force and effect and enforceable by Global or such Global Affiliate. Global or the applicable Global Affiliate (depending on the holder thereof) is now and has at all times in the past 12 months been in compliance with the terms of such Permits except, in each case, where failure to remain in compliance would not (i) have a Material Adverse Effect on the ROV Business Assets or (ii) result in any Lien on any of the ROV Business Assets after the Effective Time. None of such Permits has been or, to the knowledge of Global, is threatened to be revoked, canceled, suspended or modified.

    5.8 Compliance with Law. Global and the Global Affiliates have operated the ROV Business Assets in compliance with all applicable Laws, including Environmental Laws, the Foreign
Corrupt Practices Act and the Export Administration Act and the rules and regulations promulgated thereunder except, in each case, where failure to comply would not have a Material Adverse Effect on the ROV Business Assets. Neither Global nor any Global Affiliates, nor any officer, employee or agent thereof has any agreement, arrangement or understanding (whether written or oral) to make any payment, contribution or gift to a Governmental
Entity or third Person that would, if applicable to such Person, constitute a violation of the Foreign Corrupt Practices Act or any applicable Law nor is any ROV Assumed Business Contract or Permit primarily related to the ROV Business dependent on any such payment, contribution or gift. Neither Global nor any Global Affiliate is a "national" of a "designated foreign country" (or a Person defined as a "designated foreign country") within the definitions in the Foreign, Cuban or Iranian Assets Control Regulations of the United States Treasury Department, 31 CFR, Subtitle B, Chapter V, as amended, or any regulation or ruling issued thereunder.

    5.9 LitigationError! Bookmark not defined.. Except as described in Schedule 5.9 to the Global Disclosure Letter, there is no Action pending or, to the knowledge of Global, threatened against or which otherwise relates to the ROV Business Assets or the transactions contemplated by this Agreement. Neither Global, any Global Affiliates nor any of the ROV Business Assets is subject to any outstanding order, writ, injunction or decree that would have a Material Adverse Effect on the ownership, use or value of the ROV Business Assets or would prevent or delay the consummation of the transactions contemplated hereby.

    5.10 Brokers. Neither Global, the Global Affiliates, nor any of their respective officers, directors or employees has employed any financial advisor, broker or lender or incurred any liability for any financial advisory, brokerage or finder's fee or commission in connection with the transactions contemplated hereby.


                           ARTICLE VI
                           COVENANTS

    6.1     Actions of the Parties.  after the Closing.

	(a)	Oceaneering will promptly give or file and will
cause each of the Oceaneering Affiliates to promptly give or file any notices, applications or registration to third Persons, and will use its reasonable efforts (and will cause each Oceaneering Affiliate to use its reasonable efforts) to obtain any consents, waivers or approvals set forth on
Schedule 4.2 or 4.6 to the Oceaneering Disclosure Letter. Oceaneering will use reasonable efforts to promptly replace and obtain the release of Global and any of its Affiliates from any performance bonds, letters of credit, guarantees or other credit or performance support related to any of the ROV Business Assumed Contracts.

	(b)	Global will promptly give or file and will cause
each of the Global Affiliates to promptly give or file any notices, applications or registration to third Persons, and will use its reasonable efforts (and will cause each Global Affiliate to use its reasonable efforts) to obtain any consents, waivers or approvals set forth on Schedule 5.2 or
5.6 to the Global Disclosure Letter. Global will use reasonable efforts to promptly replace and obtain the release of Oceaneering and any of its Affiliates from any performance bonds, letters of credit, guarantees or other credit or performance support related to any of the Diving Business Assumed Contracts.

    6.2     Certain Employee Matters.

	(a)	From and after the date hereof, Oceaneering shall
permit Global to approach and negotiate with any or all employees and agents of the Diving Business including, but not limited to, managerial staff, in an effort to persuade them to accept employment or agency with Global or its Affiliates.

        (b) From and after the date hereof until the Effective Time, Global shall permit Oceaneering to approach and negotiate with any or all employees and agents of the ROV
Business including, but not limited to, managerial staff, in an effort to persuade them to accept employment or agency with Oceaneering or its Affiliates.

	(c)	Global shall have no liability for, and
Oceaneering agrees to indemnify Global in accordance with
Article VII against any Action, liability, Losses or obligations of Oceaneering or its Affiliates in each case arising out of or relating to Oceaneering's termination of their employment with it or any of its Affiliates. Without limiting the scope of the preceding sentence, Oceaneering shall take any and all actions necessary to ensure that Global and its Affiliates shall not be required to provide benefit coverage with respect to any such former employee under the continuation of coverage provisions contained in
Section 4980B of the Code, Sections 601 through 608 of ERISA or applicable state or foreign Laws.

	(d)	Oceaneering shall have no liability for, and
Global agrees to indemnify Oceaneering in accordance with
Article VII against any Action, liability, Losses or obligations of Global or its Affiliates in each case arising out of or relating to Global's termination of their employment with it or any of its Affiliates. Without limiting the scope of the preceding sentence, Global shall take any and all actions necessary to ensure that Oceaneering and its Affiliates shall not be required to provide benefit coverage with respect to any such former employee under the continuation of coverage provisions contained in Section 4980B of the Code, Sections 601 through 608 of ERISA or applicable state or foreign Laws.

    6.3 Protection of Value of Diving Business Assets. Because of Oceaneering's access to the Diving Business' confidential information and trade secrets, Oceaneering would be in a unique position to divert business from the Diving Business and to commit irreparable damage to the Diving Business were Oceaneering to be allowed to compete with the Diving Business or to commit any of the other acts prohibited by this Section 6.3;
Oceaneering acknowledges that the enforcement of said restrictive covenants against Oceaneering will not impose any undue burden upon Oceaneering, that none of said restrictive covenants is unreasonable as to period or geographic area, and that the ability to enforce said restrictive covenants against Oceaneering is a material inducement to the decision of Global to consummate the transactions contemplated in this Agreement. Oceaneering acknowledges that Global would not purchase the Diving Business Assets but for the agreements and covenants of Oceaneering contained in this Section 6.3. Accordingly, Oceaneering covenants and agrees as follows:

        (a) Covenant. Oceaneering shall not, and will cause its Affiliates not to, at any time prior to October 1, 2005,
(i) use any assets owned, leased or operated by Oceaneering or any of its Affiliates to perform commercial diving services (other than for the United States Navy or for ship and marine vessel inspection, cleaning, repair and maintenance) in the waters of Australia, New Zealand, India, Egypt, South and Southeast Asia and China as well as the Persian Gulf and the Red Sea, as more particularly set out in Appendix III (the "Geographic Area"), or (ii) acquire or maintain more than a one-third equity ownership or profits interest in any Person (other than any special purpose entity formed for the purpose of completing a single contract or a series of related contracts with any customer of Oceaneering or that special purpose entity) that generates (A) at the time of the acquisition more than 12.5% of its revenues or (B) at any time after such acquisition through October 1, 2005, more than the greater of (1) 33% of its revenues for any calendar year and (2) $5 million of revenues for any calendar year, in the case of (A) or (B) from commercial diving services (other than for the United States Navy or for ship and marine inspection, cleaning, repair, and maintenance) in the Georgraphic Area; provided, however, that the foregoing shall not prohibit Oceaneering or any of its Affiliates from subcontracting for commercial diving services in the Geographic Area in connection with any work performed for its customers; and provided, further, that the foregoing provision shall not apply to any business acquired by Oceaneering or any of its Affiliates after the date hereof that has conducted diving services in the Geographic Area during the 12 months preceding such acquisition so long as (i) the total revenues of the subsequently acquired business (taken together with any related business acquired in the same transaction or a series of related transactions (collectively, the "Subsequently Acquired Business")) for the then most recently completed period of 12 consecutive calendar months that are attributable to commercial diving services in the Geographic Area are less than 12.5% of the total revenues of the Subsequently Acquired Business for that 12-month period and (ii) the total consideration paid for the Subsequently Acquired Business is equal to or exceeds $50 million.

	(b)	Solicitation of Business.  Until October 1, 2005,
Oceaneering shall not, and will cause its Affiliates not to solicit or assist any other Person to solicit to perform commercial diving services in the Geographic Area other than for Global or its Affiliates (except to the extent of the exceptions set forth in clause (a) above).

	(c)	Confidential Information.  From and after the date
of this Agreement, Oceaneering shall, and shall cause its Affiliates to, keep secret and retain in strictest confidence, and shall not, directly or indirectly, use in the Geographic Area for the benefit of any Person other than Oceaneering (including for this purpose, any Person who controls Oceaneering), Global and their respective
Affiliates and customers all confidential matters and trade secrets known relating to the Diving Business, including customer lists, pricing policies, operational methods and marketing plans or strategies, and shall not divulge, disclose or make assessable to any Person outside of Oceaneering (including for this purpose, any Person who controls Oceaneering), Global and their respective
Affiliates any such information except upon Global's express prior written consent.

        (d) Rights and Remedies upon Breach. If Oceaneering breaches, or threatens to commit a breach of, any of the provisions of this Section 6.3, Global shall have the following rights and remedies:

                (i) the right and remedy to have the restrictive covenants in this Section 6.3 specifically enforced by any court having equity jurisdiction and Oceaneering acknowledges and agrees that any such breach or threatened breach will cause irreparable injury to Global and that monetary damages will not provide an adequate remedy to Global; and

                (ii) the right and remedy to require Oceaneering to indemnify Global against any losses, damages, costs and expenses, including reasonable attorneys' fees and court costs, which may be incurred by it and which result from or arise out of or relate to any such breach or threatened breach of the restrictive covenants in this Section 6.3.

	(e)	Severability of Covenants.  If any court of
competent jurisdiction determines that any of the restrictive covenants in this Section 6.3, or any part thereof, is invalid or unenforceable with respect to Oceaneering, the remainder of the restrictive covenants in this Section 6.3 shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court of competent jurisdiction determines that any of the restrictive covenants in this Section 6.3, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Oceaneering hereby waives any and all right to attack the validity of the restrictive covenants in this Section 6.3 on the grounds of the breadth of their geographic scope or the length of their term.

	(f)	Enforceability in Jurisdictions.  Each of
Oceaneering and Global intends to and does hereby consent to and subject itself to the jurisdiction of the courts of any jurisdiction within the Geographic Area to enforce the restrictive covenants in this Section 6.3. If the courts of any one or more of such jurisdictions hold the restrictive covenants in this Section 6.3 unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Global and Oceaneering that such determination not bar or in any way affect the right of Global to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

    6.4 Protection of Value of ROV Purchased Assets. Because of Global's access to the ROV Business' confidential information and trade secrets, Global would be in a unique position to divert business from the ROV Business and to commit irreparable damage to the ROV Business were Global to be allowed to compete with the ROV Business or to commit any of the other acts prohibited by this Section 6.4; Global acknowledges that the enforcement of said restrictive covenants against Global will not impose any undue burden upon Global, that none of said restrictive covenants is unreasonable as to period or geographic area, and that the ability to enforce said restrictive covenants against Global is a material inducement to the decision of Oceaneering to consummate the transactions contemplated in this Agreement. Global acknowledges that Oceaneering would not purchase the ROV Business Assets but for the agreements and covenants of Global contained in this Section 6.4. Accordingly, Global covenants and agrees as follows:

        (a) Covenant. Global shall not, and will cause its affiliates not to, at any time prior to October 1, 2005, (i) use any assets owned, leased or operated by Global or any of its Affiliates to perform ROV Services in the Geographic
Area or (ii) acquire or maintain more than a one-third equity ownership or profits interest in any Person (other than any special purpose entity formed for the purpose of completing a single contract or a series of related contracts with any customer of Global or that special purpose entity) that generates (A) at the time of the acquisition more than 12.5% of its revenues or (B) at any time after such acquisition through October 1, 2005, more than the greater of (1) 33% of its revenues for any calendar year and (2) $5 million of revenues for any calendar year, in the case of (A) or (B) from ROV Services in the Georgraphic Area; provided, however, that the foregoing shall not prohibit Global or any of its Affiliates from subcontracting for ROV Services in the Geographic Area in connection with any work performed for its customers, and provided, further, that the foregoing provision shall not apply to any business acquired by Global or any of its Affiliates after the date hereof that has conducted ROV Services in the Geographic Area during the 12 months preceding such acquisition so long as (i) the total revenues of the subsequently acquired business (taken together with any related business acquired in the same transaction or a series of related transactions (collectively, the "Subsequently Acquired Business")) for the then most recently completed period of 12 consecutive calendar months that are attributable to ROV Services in the Geographic Area are less than 12.5% of the total revenues of the Subsequently Acquired Business for that 12-month period and
(ii) the total consideration paid for the Subsequently
Acquired Business is equal to or exceeds $50 million.

	(b)	Solicitation of Business.  Until October 1, 2005,
Global shall not, and will cause its Affiliates not to, solicit or assist any other Person to solicit to perform ROV
Services in the Geographic Area other than for Oceaneering or its Affiliates (except to the extent of the exceptions set forth in clause (a) above).

	(c)	Confidential Information.  From and after the date
of this Agreement, Global shall, and shall cause its Affiliates to, keep secret and retain in strictest confidence, and shall not, directly or indirectly, use in the Geographic Area for the benefit of any Person other than Global (including for this purpose, any Person who controls
Global), Oceaneering and their respective Affiliates and customers all confidential matters and trade secrets known relating to the ROV Business, including customer lists, pricing policies, operational methods and marketing plans or strategies, and shall not divulge, disclose or make assessable to any Person outside of Global (including for this purpose, any Person who controls Global), Oceaneering and their respective Affiliates any such information except upon Oceaneering's express prior written consent.

        (d) Rights and Remedies upon Breach. If Global breaches, or threatens to commit a breach of, any of the provisions of this Section 6.4, Oceaneering shall have the following rights and remedies:

                (i) the right and remedy to have the restrictive covenants in this Section 6.4 specifically enforced by any court having equity jurisdiction and Global acknowledges and agrees that any such breach or threatened breach will cause irreparable injury to Oceaneering and that monetary damages will not provide an adequate remedy to Oceaneering; and

                (ii) the right and remedy to require Global to indemnify Oceaneering against any losses, damages, costs and expenses, including reasonable attorneys' fees and court costs, which may be incurred by it and which result from or arise out of or relate to any such breach or threatened breach of the restrictive covenants in this Section 6.4.

	(e)	Severability of Covenants.  If any court of
competent jurisdiction determines that any of the restrictive covenants in this Section 6.4, or any part thereof, is invalid or unenforceable with respect to Global, the remainder of the restrictive covenants in this Section
6.4 shall not thereby be affected and shall be given full effect, without regard to the invalid portions. If any court of competent jurisdiction determines that any of the restrictive covenants in this Section 6.4, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced. Global hereby waives any and all right to attack the validity of the restrictive covenants in this Section 6.4 on the grounds of the breadth of their geographic scope or the length of their term.

	(f)	Enforceability in Jurisdictions.  Each of
Oceaneering and Global intends to and does hereby consent to and subject itself to the jurisdiction of the courts of any jurisdiction within the Geographic Area to enforce the restrictive covenants in this Section 6.4. If the courts of any one or more of such jurisdictions hold the restrictive covenants in this Section 6.4 unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Global and Oceaneering that such determination not bar or in any way affect the right of Oceaneering to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

    6.5 Assignment of Contracts. To the extent that the assignment of any Diving Business Assumed Contract or ROV Business Assumed Contract shall require the consent of any other Person, this Agreement shall not constitute an agreement to assign the same if the attempted assignment would constitute a breach thereof. Oceaneering and Global agree each to use reasonable efforts in each case to obtain such consent to the assignment as promptly as possible. If any such required consent is not obtained, the parties hereto will cooperate in any reasonable arrangement designed to provide for the assigning party the benefit of such Diving Business Assumed Contract or ROV Business Assumed Contract which it is denied or deprived of as a result of the failure to obtain such consent. Such "reasonable arrangement" may include subcontracting to perform obligations under the applicable Diving Business Assumed Contract or ROV Business Assumed Contract on terms substantially similar to the Diving Business Assumed Contract or ROV Business Assumed Contract.

    6.6     Taxes and Expenses.

	(a)	Each party shall pay or cause to be paid all Taxes
incurred by it or its Affiliates arising out of or in connection with the transactions effected pursuant to this Agreement or any of the Supplemental Asset Acquisition
Agreements and all Transfer Taxes related to property or assets transferred by it.

	(b)	Oceaneering shall pay or cause Oceaneering
Affiliates to pay all Taxes with respect to the Diving Business and the Diving Business Assets that are payable or become payable after the date hereof with respect to periods ending on or prior to the Effective Time (irrespective of when the relevant Tax period ends). Global shall pay all Taxes with respect to the ROV Business and ROV Business Assets that are payable or become payable with respect to periods ending on or prior to the Effective Time (irrespective of when the relevant Tax period ends).
Subject to Section 6.8, the determination of the portion of any Taxes payable with respect to periods on or prior to the Effective Time shall be made, in the case of ad valorem, property or similar Taxes, by allocating such Taxes on a per diem basis, and, in the case of all other Taxes, by assuming that the period on or prior to the Effective Time constitutes a separate taxable period and by taking into account the actual taxable events occurring during such period.

	(c)	Except as may otherwise be specifically provided
herein, each party shall be responsible for its own expenses, including without limitation the fees of accountants and attorneys, which are incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions herein contemplated.

    6.7 Access to Records After Closing. Oceaneering and Global agree that, so long as any of the books and records retained by Oceaneering and any Oceaneering Affiliate relating to the Diving Business Assets or retained by Global and any Global Affiliate relating to the ROV Business Assets remain in existence, the other party shall have the right to inspect and, at its expense, to make copies of the same at any time during business hours for any proper purpose upon written request therefor stating with reasonable particularity the books or records to which access is sought provided that such access does not violate any confidentiality obligation of the party possessing such books and records or result in the loss or waiver of any privilege to refuse to disclose such information in any Action, with any determination as to whether the provisions of any such requested information would result in such a violation, loss or waiver to be made on a reasonable basis by the party from whom the information is requested. For a period of five years following the date of this Agreement, the parties hereto will not, without first having offered to deliver the same to the other party, destroy or permit the destruction of any of such books and records. Notwithstanding the foregoing, the parties shall not have any obligation to make available or provide copies to each other of any consolidated, combined, unitary or similar Tax return or report filed by such party or any of its Affiliates, or any related material.

    6.8 Allocation of Revenues from Assumed Contracts. The parties shall allocate all amounts paid under each Diving Business Assumed Contract and ROV Business Assumed Contract which is not a "day rate" contract based upon the percentage-of-completion of each such contract at the Effective Time. With respect to contracts referenced in the preceding sentence (a) if invoices sent prior to the Effective Time, together with payments received by the party assigning the contract exceed the total payments to be made under the contract multiplied by the percentage-of-completion (calculated in accordance with U.S. generally accepted accounting principles) at the Effective Time, then such party shall within 30 days of the Effective Time pay to the party assuming the contract an amount in U.S. dollars equal to such excess, and (b) if invoices sent prior to the Effective Time, together with payments received by the party assigning the contract are less than the total payments to be made under the contract multiplied by the percentage-of-completion (calculated in accordance with U.S. generally accepted accounting principles) at the Effective Time, then the assuming party shall within 30 days of receipt of payment pay to the assuming party an amount in U.S. dollars equal to such shortfall. In the case of Diving Business Assumed Contracts and ROV Business Assumed Contracts that are "day rate" contracts, payments attributable to work days prior to the Effective Time shall be paid over to or retained by the assigning party and payments attributable to work days after the Effective Time shall be paid over to or retained by the assuming party. The parties shall use their best efforts to cause the income from such contracts to be allocated for Tax purposes to periods on or prior to the Effective Time in a manner consistent with this Section 6.8.

    6.9     Transition Assistance.

	(a)	To provide for a smooth transition of the Diving
Business Assets operations to Global, Oceaneering agrees (to the extent it may do so without violating any applicable lease, license or other agreement) to provide during the 30 days after the Effective Time general administration services, including accounting, invoicing, information and data processing systems (together with the personnel necessary to provide such service) in connection with the Diving Business to the extent requested by Global and reasonably necessary to prevent disruptions in the provision of services to customers and suppliers and the employment and payment of employees and agents. Global will promptly reimburse Oceaneering for all out-of-pocket costs incurred in connection with providing these services.

	(b)	To provide for a smooth transition of the ROV
Business Assets operations to Oceaneering, Global agrees (to the extent it may do so without violating any applicable lease, license or other agreement) to provide during the 30 days after the Effective Time general administration services, including accounting, invoicing, information and data processing systems (together with the personnel necessary to provide such service) in connection with the ROV Business to the extent requested by Oceaneering and reasonably necessary to prevent disruptions in the provision of services to customers and suppliers and the employment and payment of employees and agents. Oceaneering will promptly reimburse Global for all out-of-pocket costs incurred in connection with providing these services.

    6.10    Facility Arrangements and ROV Services Agreement.

	(a)	From and after the Closing, the parties hereto
will, and (where applicable) will cause their respective Affiliates to, (i) negotiate and document mutually acceptable (A) lease assignments with respect to the Diving Business Transferred Facilities and (B) leases, subleases or other appropriate facility sharing arrangements with respect to the Diving Business Shared Facilities and the ROV
Business Shared Facility and (ii) use reasonable efforts to obtain all consents of the lessors (where applicable) of those respective facilities as are necessary to give full force and effect to each such lease assignment, lease, sublease or other facility sharing arrangement.

	(b)	With respect to each Diving Business Transferred
Facility, until such time as a lease assignment (as contemplated by Section 6.10(a)) pertaining to that facility becomes effective, Global will (i) reimburse Oceaneering and its Affiliates for any costs or expenses they incur with respect to that facility (A) pursuant to pre-existing lease obligations (including, without limitation, rent), (B) for operating costs of the facility, or (C) at the request of Global, in each case within 30 days after receipt of an invoice therefor accompanied by reasonable evidence of the amount and payment of such sum, and (ii) indemnify and hold harmless Oceaneering and its Affiliates from and against any and all Losses of any kind or nature whatsoever (including, without limitation, Losses which may be incurred by Oceaneering or any of its Affiliates, agents, employees or invitees) arising out of, resulting from or otherwise relating to any use or possession of any of the Diving
Business Transferred Facilities after the Effective Time.

	(c)	With respect to the Diving Business Shared
Facilities and the ROV Business Shared Facility, the general terms that will be applicable to the respective leases, subleases or other facility sharing arrangements are as set forth on Exhibit 6.10(c)(i) hereto and certain of the specific terms that will be applicable to those leases, subleases or facility sharing arrangements are as set forth in Exhibit 6.10(c)(ii).

	(d)	With respect to each of the Diving Business Shared
Facilities and the ROV Business Shared Facility, to the extent permitted by the existing lease relating to that facility (if any), the parties or their respective
Affiliates will commence the sharing of the facility contemplated by this Section 6.10 (and Exhibits 6.10(c)(i) and (ii) hereto) immediately following the Effective Time and, until such time as a lease, sublease or other appropriate facility sharing arrangement (as contemplated by Section 6.10(a)) pertaining to that facility becomes effective, the parties hereto will, or (where applicable) will cause their respective Affiliates to, comply, to the greatest extent possible, with the terms set forth in
Exhibit 6.10(c)(i) hereto and the applicable terms set forth in Exhibit 6.10(c)(ii) hereto (including, without limitation the payment of rent, provision of the indemnification and termination rights set forth therein).

	(e)	From and after the Closing, the parties hereto
will, and (where applicable) will cause their respective Affiliates to, negotiate and document a mutually acceptable ROV Services Agreement providing for the provision of ROV Services to Global and its Affiliates in the Geographic Area on the terms and conditions set forth in Exhibit 6.10(e).

    6.11    Preferred Provider.     Until October 1, 2005 Oceaneering
agrees that Global and its Affiliates shall be the preferred provider of commercial diving services to Oceaneering and its Affiliates in the Geographic Area and in accordance with this status, Oceaneering will use reasonable efforts to ensure that Global or its Affiliates will be given an opportunity to provide commercial diving services to, or in connection with, any project controlled by or awarded to, Oceaneering or its Affiliates in the Geographic Area. In those circumstances where Oceaneering or its Affiliates are in a position to influence the selection of the provider of commercial diving services to be used on a specific project in the Geographic Area, and where Global is willing and able to supply commercial diving services for such project, Oceaneering agrees to, and to cause its Affiliates to, recommend the use of Global's commercial diving services for such project. Further, Global and Oceaneering agree to cooperate in the Geographic Area to pursue joint opportunities for their respective businesses.

    6.12    Further Assurances.

	(a)	After the Closing, and for no further
consideration, Oceaneering shall, and shall cause each of the Oceaneering Affiliates to, perform all acts and execute, acknowledge and deliver such additional assignments, transfers, consents and other documents and instruments as Global may reasonably request, in each case, to vest in Global or its Affiliates and to protect Global or its Affiliates' right, title and interest in, and enjoyment of, the Diving Business Assets free of any Liens.

	(b)	After the Closing, and for no further
consideration, Global shall, and shall cause each of the Global Affiliates to, perform all acts and execute, acknowledge and deliver such additional assignments, transfers, consents and other documents and instruments as Oceaneering may reasonably request, in each case, to vest in Oceaneering or its Affiliates and to protect Oceaneering or its Affiliates' right, title and interest in, and enjoyment of, the ROV Business Assets free of any Liens.


                          ARTICLE VII
          SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

    7.1 Survival of Representations. The representations and warranties of the parties or of their Affiliates set forth in this Agreement or in any other Oceaneering Document or Global Document shall survive the Closing, notwithstanding any investigations or on behalf of any of the parties hereto or any of their respective Affiliates; provided that (i) the representations and warranties set forth in Sections 4.9 and 5.9 shall survive until the third anniversary of the date of this Agreement and shall then expire, (ii) the representations and warranties set forth in Sections 4.3 and 5.3 shall survive until expiration of the applicable statutes of limitations or the time within which claims relating to the underlying matters covered by such representations and warranties shall have expired and shall then expire, (iii) the representations and warranties set forth in Sections 4.2, 4.4(a), 5.2 and 5.4(a) shall survive indefinitely and (iv) all other representations and warranties of the parties or their Affiliates in this Agreement or in any other Oceaneering Document or Global Document shall survive until the first anniversary of the date of this Agreement and shall then expire. Upon the expiration of any representation and warranty pursuant to this Section 7.1, unless written notice of a claim based on such representation and warranty shall have been delivered to the Indemnitee prior to such expiration, no claim may be brought based on the breach of such representation and warranty.

    7.2     Indemnity.

	(a)	Subject to the provisions of this Article VII,
Oceaneering shall indemnify and hold Global and its directors, officers, employees and Affiliates ("Global Indemnitees") harmless from and against any Losses of any kind or nature whatsoever, which may be incurred or suffered by any of the Global Indemnitees and which may arise out of, result from, or be based upon:

                (i)     any breach of or inaccuracy in any
representation or warranty of Oceaneering made in this Agreement or of Oceaneering or any of its Affiliates made in any of the other Oceaneering Documents;

                (ii) the failure of Oceaneering or any Oceaneering Affiliate to perform the covenants and obligations imposed on it by this Agreement or by the other
Oceaneering Documents;

                (iii) the failure of Oceaneering or any of the Oceaneering Affiliates to deliver to and vest in Global or its Affiliates all of their right, title and interest in and to the Diving Business Assets;

                (iv) any obligation or liability of Oceaneering or any of its Affiliates arising out of the transactions hereunder except for the obligations and liabilities arising after the Effective Time under the Diving
Business Assumed Contracts;

                (v) the ownership, management, operation or use by Oceaneering or the Oceaneering Affiliates of any of the Diving Business Assets or the conduct of the Diving
Business by Oceaneering or any of the Oceaneering
Affiliates prior to the Effective Time, including warranty claims for work performed prior to the Effective Time regardless of whether the job or the contract under which such work was performed was completed prior to or after the Effective Time;

                (vi) the ownership, management, operation or use by Oceaneering or any of its Affiliates of any of the ROV Business Assets after the Effective Time; and

                (vii)   the failure of Oceaneering or its
Affiliates to pay, perform or discharge when due obligations arising after the Effective Time under the ROV Business Assumed Contracts.

	(b)	Subject to the provisions of this Article VII,
Global shall indemnify and hold Oceaneering and its directors, officers, employees and Affiliates ("Oceaneering Indemnitees") harmless from and against any Losses of any kind or nature whatsoever, which may be incurred or suffered by any of the Oceaneering Indemnitees and which may arise out of, result from, or be based upon:

                (i)     any breach of or inaccuracy in any
representation or warranty of Global made in this Agreement or of Global or any of its Affiliates made in any of the other Global Documents;

                (ii) the failure of Global or any Global Affiliate to perform the covenants and obligations imposed on it by this Agreement or by the other Global Documents;

                (iii)   the failure of Global or any of the
Global Affiliates to deliver to and vest in Oceaneering and its Affiliates all of their right, title and interest in and to the ROV Business Assets;

                (iv) any obligation or liability of Global or any of its Affiliates arising out of the transactions hereunder, except for the obligations and liabilities arising after the Effective Time under the ROV Business
Assumed Contracts;

                (v) the ownership, management, operation or use by Global or the Global Affiliates of any of the ROV
Business Assets or the conduct of the ROV Business by Global or any of the Global Affiliates prior to the Effective Time, including warranty claims for work performed prior to the Effective Time regardless of whether the job or the contract under which such work was performed was completed prior to or after the Effective Time;

                (vi) the ownership, management, operation or use by Global or any of its Affiliates of any of the Diving
Business Assets after the Effective Time; and

                (vii)   the failure of Global or its Affiliates
to pay, perform or discharge when due obligations arising after the Effective Time under the Diving
Business Assumed Contracts.

    7.3     Notice and Participation.

	(a)	If a claim, demand or Action is asserted by a
third Person against any Person indemnified pursuant to this
Article VII (each an "Indemnitee"), and if such Indemnitee intends to seek indemnity with respect thereto under this
Article VII (which claim, demand or Action is herein called a "Third Party Claim"), the Indemnitee shall promptly, and in any event within 15 days of the assertion of such Third Party Claim, deliver notice (a "Claim Notice") to each
Person from whom indemnification is sought (the
"Indemnitor") for such Third Party Claim which notice shall (i) state with reasonable particularity the nature of the Third Party Claim, (ii) set forth an estimate of the amount of damages or other Losses attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnitee's request for indemnification under this Agreement and (iii) attach a copy of all papers served with respect to that Third Party Claim (if any). Except as set forth in the last sentence of Section 7.1, the failure to promptly deliver a Claim Notice to the Indemnitor shall not relieve the Indemnitor of any obligation which the Indemnitor might have to the Indemnitee with respect to the related Third Party Claim except to the extent (and only to the extent) such failure prejudices the Indemnitor's defense of the Third Party Claim. In the event of any Third Party Claim, Indemnitor, at its option, may assume (with legal counsel reasonably acceptable to the Indemnitee) at its sole cost and expense the defense of any Third Party Claim by written notice to the Indemnitee within 30 days after receipt of any Claim Notice if (i) it acknowledges to the Indemnitee in writing its obligations to indemnify the Indemnitee with respect to all elements of such Third Party Claim, and (ii) the Third Party Claim involves only money damages and does not seek injunctive or equitable relief; provided that Indemnitee shall have the right at its own expense to participate jointly with, but not control, Indemnitor in the defense of any such Third Party Claim. If Indemnitor elects to undertake the defense of any Third
Party Claim hereunder, Indemnitee shall cooperate with Indemnitor in the defense or settlement of the Third Party Claim. The Indemnitor shall not without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed) be entitled to settle any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of an unconditional release from all liability in respect of such Third Party Claim.

	(b)	If the Indemnitor, by the thirtieth day after
receipt of any Claim Notice in regards to a Third Party
Claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting the Third Party Claim) does not acknowledge its obligation to indemnify Indemnitee, fails to notify the Indemnitee that the Indemnitor elects to defend the Indemnitee or elects to defend the Indemnitee but fails to prosecute actively and in good faith the defense of such Third Party Claim, the Indemnitee may defend against and control the proceedings regarding such claim, and the Indemnitor shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. The Indemnitee shall not settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, if the Indemnitor has delivered a written notice to the Indemnitee to the effect that the Indemnitor disputes its potential liability to the Indemnitee under this Article VII and if that dispute is resolved in favor of the Indemnitor, the Indemnitor shall not be required to bear the costs and expenses of the Indemnitee's defense pursuant to this Section 7.3 or of the Indemnitor's participation therein at the Indemnitee's request, and the Indemnitee shall reimburse the Indemnitor in full for all reasonable costs and expenses of such litigation.

	(c)	If any Indemnitee believes there exists any claim
(other than a claim that involves a Third Party Claim) with respect to which any Indemnitor is obligated to provide indemnification pursuant to Section 7.1(a) or 7.1(b), or pursuant to any other specific indemnification covenant contained in this Agreement, the Indemnitee shall give the Indemnitor written notice thereof (an "Indemnity Notice") which notice shall state with reasonable particularity the circumstances giving rise to such Claim and shall specify, if known, the amount of the Losses for which indemnification is sought. Any such claim shall be conclusive against the Indemnitor in all respects 60 days after receipt by the Indemnitor of the Indemnity Notice with respect thereto in accordance with this Section 7.3(c), unless within such period the Indemnitor sends the Indemnitee a notice disputing the propriety of the claim. Such notice of dispute shall describe the basis for such objection and the amount of the claim as to which the Indemnifying Party does not believe should be subject to indemnification. If the Indemnitor disputes that claim, that dispute shall be resolved by proceedings in an appropriate court of competent jurisdiction if the parties do not reach a settlement of that dispute within 60 days after written notice of that dispute is given by the Indemnitor.

    7.4 Indemnification of Negligence of Indemnitee. The indemnification provided in this Article VII shall be applicable whether or not the Losses are contributed to by the negligence or fault of the Indemnitee.

    7.5 Indemnification Threshold and Limitations; Exclusive Remedy. Except in cases of fraud, knowing or willing misrepresentation or gross negligence, (a) neither the Global Indemnitees on the one hand, nor the Oceaneering's Indemnitees on the other hand shall be entitled to make any claim for indemnification under Section 7.2(a)(i) or 7.2(b)(i), respectively, unless and until the aggregate of all Losses suffered by them and for which indemnification under such provision is sought exceeds $50,000, and in such event such Person shall be entitled to indemnification only for the amount of Losses in excess of the $50,000 threshold, (b) Oceaneering shall not have any obligation under Sections 7.2(a)(i) and (ii) in respect of Losses in excess of $5,000,000, and in no event shall Oceaneering be responsible or liable to Global hereunder in respect of any Losses that are, in the nature of cost of money, loss of use of capital or revenue or damage to reputation or any special, punitive or consequential damages, (c) Global shall not have any obligation under Sections 7.2(b)(i) and (ii) in respect of Losses in excess of $5,000,000, and in no event shall Global be responsible or liable to Oceaneering hereunder in respect of any Losses that are, in the nature of cost of money, loss of use of capital or revenue or damage to reputation or any special, punitive or consequential damages. Except as provided in Sections 6.3(d) and 6.4(d), the remedies provided in this
Article VII shall be the exclusive remedy for damages (whether at law or in equity) and other Losses with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or otherwise relating to the transactions that are the subject of this Agreement.

    7.6 Payment. Payments of all amounts owing by an Indemnitor pursuant to this Article VII relating to a Third Party Claim shall be made within five Business Days after (i) the settlement of that Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim or (iii) if Indemnitor has not previously acknowledged in writing its obligation to indemnify the Indemnitee, the expiration of the period for appeal of a final adjudication of the Indemnitor's liability to the Indemnitee under this Agreement in respect of that Third Party Claim. Payments of all other amounts owing by an Indemnitor hereunder shall be made at such time as the Indemnitee and the Indemnitor shall mutually agree, but in any event within five Business Days after the expiration of the period for appeal of a final adjudication of the Indemnitor's liability to the Indemnitee under this Agreement in cash in U.S. Dollars, together with interest from the date that the Indemnitee initially requested such payment until the date of actual payment, at an annual rate equal to the prime interest rate then generally in effect on the date of payment as set forth in The Wall Street Journal.

                            ARTICLE VIII
                           MISCELLANEOUS

    8.1 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or modification of this Agreement, shall be effective only if set forth in a written document executed by a duly authorized officer of each of the parties hereto. Except as otherwise provided herein, no delay or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power or remedy, nor shall it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later, nor shall any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

    8.2 Notices. Any notice, request, instruction, demand or other communication to be given hereunder by either party hereto to the other shall be given in writing and shall be delivered either by hand, by telegram, telex, telecopy or similar facsimile means, or by registered or certified mail, postage prepaid, return receipt requested, as follows:

	(a)	If to Global, addressed to:

                Global Industries, Ltd.
                8000 Global Drive
                Carlyss, LA  70665
                Attention: Peter Atkinson
                Telecopy No:  337-583-5010

                With copy to:

                Russell Robicheaux
                Vice President and General Counsel
                Global Industries, Ltd.
                8000 Global Drive
                Carlyss, LA  70665
                Telecopy No:  337-583-5010

	(b)	If to Oceaneering, addressed to:

                Oceaneering International, Inc.
                11911 FM 529
                Houston, TX  77041
                Attention: T. Jay Collins
                Telecopy No:  (713) 329-4654

                With a copy to:

                George R. Haubenreich, Jr.
                Senior Vice President, General
                Counsel and Secretary
                Oceaneering International, Inc.
                11911 FM 529
                Houston, TX  77041
                Telecopy No:  713-329-4654

or to such other address or number as either party shall have previously designated by written notice given to the other party in the manner herein above set forth. Notices shall be deemed given when received, if sent by telegram, telex, telecopy or similar facsimile means, and when delivered and receipted for, if mailed or hand delivered.

    8.3 Headings; Article and Section References. The Article and Section headings herein are for convenience only and shall not affect the meaning or construction of any provision hereof. Unless otherwise specified, all references to Articles or Sections in this Agreement refer to Articles and Sections of this Agreement.

    8.4 Entire Agreement. This Agreement, the Oceaneering Disclosure Letter, the Global Disclosure Letter, the Supplemental Asset Acquisition Agreements, the Appendices hereto, the other Oceaneering Documents and the other Global Documents constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings, both oral and written, of the parties in connection therewith. No covenant or condition not expressed in this Agreement shall be effective to interpret, change or restrict this Agreement.

    8.5 Severability. If any provision of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable in any respect, the remainder of such provision shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

    8.6 Public Announcements. Neither of the parties hereto, except as required by any Law, Governmental Entity or stock exchange rule, shall release to the public any information concerning this Agreement or the transactions contemplated hereby, without having first obtained the approval of the other parties hereto, which approval may not be unreasonably withheld.

    8.7 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO ANY CHOICE OF LAW PRINCIPLES THEREOF THAT WOULD CAUSE THE LAWS OF ANOTHER JURISDICTION TO APPLY.

    8.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Oceaneering nor Global may assign this Agreement or (except as provided in Section 8.11) its rights hereunder (except by operation of law) without the express prior written consent of the other party hereto. Neither this Agreement nor any Supplemental Asset Acquisition Agreement is intended, or shall be construed, deemed or interpreted, to confer on any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Article VII or as otherwise provided expressly herein or therein.

    8.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.10    Risk of Loss.

	(a)	The risk of any loss, damage, impairment,
confiscation or condemnation of the Diving Business Assets, or any part thereof, shall be upon Global and the Global
Affiliates at all times after the Effective Time.

	(b)	The risk of any loss, damage, impairment,
confiscation or condemnation of the ROV Business Assets, or any part thereof, shall be upon Oceaneering and the Oceaneering Affiliates at all times after the Effective
Time.

    8.11    Transfer of Certain Assets.

	(a)	Global may cause Oceaneering to transfer to one or
more of Global's Affiliates at the Closing all of the Diving Business Assets to be sold, conveyed, transferred, assigned and delivered to Global hereunder. Any such transfers shall be to Affiliates of Global designated by Global, and such designation shall not relieve Global from any of its obligations under this Agreement provided that such designation does not increase any Taxes otherwise payable by Oceaneering.

	(b)	Oceaneering may cause Global to transfer to one or
more of Oceaneering's Affiliates at the Closing all of the ROV Business Assets to be sold, conveyed, transferred, assigned and delivered to Oceaneering hereunder. Any such transfers shall be to Affiliates of Oceaneering designated by Oceaneering and such designation shall not relieve
Oceaneering from any of its obligations under this Agreement provided that such designation does not increase any Taxes otherwise payable by Global.




[Signature Page Follows]



	IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Global:                              Oceaneering:

GLOBAL INDUSTRIES, LTD.                  OCEANEERING INTERNATIONAL, INC.


By:     /s/ Peter Atkinson                By:      /s/ T. Jay Collins
   -------------------------                 --------------------------
        Peter Atkinson                             T. Jay Collins
        President                                  President






APPENDIX I


Oceaneering's Affiliates who own Diving Business Assets:

 Oceaneering Australian Pty. Limited, an Australian company

 Oceaneering International Services Limited, an English company

 Oceaneering International AG, a Swiss company








APPENDIX II

Global's Affiliates who own ROV Business Assets:

 Global International Vessels, Ltd., a Cayman Islands company

 Global Offshore Pty. Ltd., an Australian company

 Global Industries Asia Pacific Pty. Ltd., a Singapore company